Exhibit 99.1

United States Steel Corporation
Public Affairs
600 Grant Street
Pittsburgh, PA 15219-2800

News

Contacts:    Media
Courtney Boone
(412) 433-6791
Investors/Analysts                                             Dan Lesnak
(412) 433-1184
FOR IMMEDIATE RELEASE
UNITED STATES STEEL CORPORATION REPORTS
2015 FIRST QUARTER RESULTS

•	Net loss of $75 million, or $0.52 per diluted share;
Adjusted net loss of $10 million, or $0.07 per diluted share

•	Adjusted EBITDA of $110 million

•	Operating cash flow of $136 million

•	Total liquidity of $2.8 billion, including $1.3 billion of cash

•	Updated full-year 2015 outlook to adjusted EBIT of $115 million to $315 million and adjusted EBITDA of $700 million to $900 million

PITTSBURGH, April 28, 2015 – United States Steel Corporation (NYSE: X) reported a first quarter 2015 net loss of $75 million, or $0.52 per diluted share, which included a net loss of $65 million, or $0.45 per diluted share, on the shutdown of coke production facilities. This compared to first quarter 2014 net earnings of $52 million, or $0.34 per diluted share, and fourth quarter 2014 net earnings of $275 million, or $1.83 per diluted share.
For a description of the non-generally accepted accounting principles (non-GAAP) measures and a reconciliation to net earnings (loss) attributable to U. S. Steel and earnings (loss) before interest and income taxes (EBIT) see the Non-GAAP Financial Measures section.

Earnings Highlights

(Dollars in millions, except per share amounts)	1Q 2015	4Q 2014	1Q 2014
Net Sales	$3,272	$4,072	$4,448
Segment (loss) earnings before interest and income taxes (EBIT)
Flat-Rolled	$(67)	$247	$85
U. S. Steel Europe	37	34	32
Tubular	1	121	24
Other Businesses	8	18	13
Total Segment EBIT	$(21)	$420	$154
Postretirement benefit expense	(13)	(24)	(32)
Other items not allocated to segments	(153)	1	—
EBIT	$(187)	$397	$122
Net interest and other financial costs	62	50	69
Income tax (benefit) provision	(174)	72	1
Less: Net earnings attributable to the noncontrolling interests	—	—	—
Net (loss) earnings attributable to United States Steel Corporation	$(75)	$275	$52
-(Loss) earnings per basic share	$(0.52)	$1.89	$0.36
-(Loss) earnings per diluted share	$(0.52)	$1.83	$0.34

Commenting on results, U. S. Steel President and Chief Executive Officer Mario Longhi said, “Our results reflect extremely challenging market conditions, including the negative impact of the tremendously high levels of imports, which have contributed to reduced volumes and average realized prices. We have taken aggressive action to balance our operational footprint in the most cost effective way; however, we are maintaining our customer focus and our flexibility to respond quickly when market conditions improve. We have accelerated our Carnegie Way transformation efforts and we expect we will continue to increase our earnings power and create stockholder value, while working to minimize the negative impact on our business arising from current market conditions."
Segment loss before interest and income taxes was $21 million, or $5 per ton, for the first quarter of 2015 compared to segment earnings before interest and income taxes (EBIT) of $420 million, or $92 per ton, in the fourth quarter of 2014 and segment EBIT of $154 million, or $30 per ton, in the first quarter of 2014.
For the first quarter 2015, we recorded a tax benefit of $174 million on our pre-tax loss of $249 million. The tax provision reflects a benefit for percentage depletion in excess of cost depletion for iron ore that we produce and consume or sell.

Despite the challenging market conditions, we maintained positive operating cash flow of $136 million for the quarter ended March 31, 2015. As of March 31, U. S. Steel had $1.3 billion of cash and $2.8 billion of total liquidity compared to cash and total liquidity of $1.4 billion and $3.1 billion, respectively, at December 31, 2014.
Segment Analysis
First quarter results for our Flat-Rolled segment decreased significantly compared to the fourth quarter due to both lower shipments, including intersegment shipments to our Tubular segment, and average realized prices. Our Flat-Rolled segment results continue to be adversely impacted by the massive volume of steel imports that accelerated during the first quarter, many of which we believe are unfairly traded. Average realized prices decreased due to the adverse effect of these imports, which have served to dramatically reduce spot market prices and indices and have negatively impacted revenue streams in both spot and certain contract volumes. As a result, we have aggressively adjusted our operating footprint. The decline in results also reflects operating inefficiencies due to reduced production levels. These decreases have been partially offset by benefits provided by our Carnegie Way efforts.
    European segment results were comparable to the fourth quarter. The positive effects of an increase in shipments, a reduction in raw materials costs, and benefits provided by our Carnegie Way efforts were offset by negative foreign currency effects and a slight decrease in average realized euro-based prices.
First quarter results for our Tubular segment decreased significantly compared to the fourth quarter primarily due to lower shipments. Shipments were adversely impacted by reduced drilling activity caused by low crude oil prices and the significant amount of steel and tubular imports, many of which we believe are unfairly traded. The decrease in results is also attributable to operating inefficiencies as a result of reduced production levels. These decreases have been partially offset by benefits provided by our Carnegie Way efforts.
2015 Outlook
Commenting on U. S. Steel's outlook for 2015, Longhi said, "We are currently operating in the face of extremely difficult conditions, particularly in North America. We have made significant progress during our Carnegie Way transformation on improving our business model, including cost structure improvements, which will enable us to increase our earnings power across all market conditions."
The headwinds we faced entering 2015 have intensified. Spot prices for flat-rolled products have decreased at an accelerated pace reaching levels well below market expectations at the beginning of the year and imports have remained at historically high levels, both negatively impacting our flat-rolled order rates. The pace and magnitude of the drop in both oil prices and drilling rig counts have resulted in decreased steel demand for both finished tubular products and substrate supplied by our Flat-Rolled segment for the production of tubular products. Lower order rates for both flat-rolled and tubular products have resulted in lower utilization rates and increased operational inefficiencies at all of our U.S. facilities.
We expect lower overall steel consumption levels to unfavorably impact the timing of a rebalance of supply chain inventory levels in both the flat-rolled and tubular markets we serve; however, we expect market conditions to improve during the second half of 2015, which will have a positive impact on our Flat-Rolled segment as inventory destocking nears completion. We have taken aggressive actions to reduce costs and adjust our operating levels in the near term but cannot fully offset these increased headwinds. We remain focused on meeting both the current and future needs of our customers by providing innovative and value enhancing solutions, as well as on the Carnegie Way transformation.
Based on all of the factors described above, we expect full-year 2015 adjusted EBIT to be between $115 million and $315 million, or full-year 2015 adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) of between $700 million and $900 million.
*****
We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and Adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance and facilitate a comparison with that of our competitors.
A consolidated statement of operations (unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
The company will conduct a conference call on first quarter earnings on Wednesday, April 29, at 8:30 a.m. Eastern Daylight. To listen to the webcast of the conference call, visit the U. S. Steel website, www.ussteel.com, and click on “Current Information” under the “Investors” section.
For more information on U. S. Steel, visit our website at www.ussteel.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target”, “forecast”, “aim,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” and “Supplementary Data - Disclosures About Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2014, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

-oOo-
2015-015

UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended
	March 31	Dec. 31	March 31
(Dollars in millions, except per share amounts)	2015	2014	2014
NET SALES	$3,272	$4,072	$4,448

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	3,066	3,466	4,038
Selling, general and administrative expenses	102	117	138
Depreciation, depletion and amortization	144	138	166
(Earnings) loss from investees	(6)	(39)	4
Restructuring and other charges	153	2	—
Loss on deconsolidation of U. S. Steel Canada and other charges	—	3	—
Net gain on disposal of assets	—	—	(20)
Other income, net	—	(12)	—

Total operating expenses	3,459	3,675	4,326

(LOSS) EARNINGS BEFORE INTEREST AND INCOME TAXES (EBIT)	(187)	397	122
Net interest and other financial costs	62	50	69

(LOSS) EARNINGS BEFORE INCOME TAXES	(249)	347	53
Income tax (benefit) provision	(174)	72	1

Net (loss) earnings	(75)	275	52
Less: Net earnings attributable to the
noncontrolling interests	—	—	—
NET (LOSS) EARNINGS ATTRIBUTABLE TO
UNITED STATES STEEL CORPORATION	$(75)	$275	$52

COMMON STOCK DATA:

Net (loss) earnings per share attributable to
United States Steel Corporation stockholders:
Basic	$(0.52)	$1.89	$0.36
Diluted	$(0.52)	$1.83	$0.34

Weighted average shares, in thousands
Basic	145,733	145,654	144,757
Diluted	145,733	150,481	156,114

Dividends paid per common share	$0.05	$0.05	$0.05

UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2015	2014
Cash provided by (used in) operating activities:
Net (loss) earnings	$(75)	$52
Depreciation, depletion and amortization	144	166
Restructuring and other charges	153	—
Pensions and other postretirement benefits	(17)	(16)
Deferred income taxes	(166)	4
Net gain on disposal of assets	—	(20)
Working capital changes	78	363
Income taxes receivable/payable	16	2
Other operating activities	3	19
Total	136	570

Cash (used in) provided by investing activities:
Capital expenditures	(172)	(90)
Disposal of assets	—	19
Other investing activities	1	5
Total	(171)	(66)

Cash used in financing activities:
Dividends paid	(7)	(7)
Total	(7)	(7)

Effect of exchange rate changes on cash	(46)	(2)

Net (decrease) increase in cash and cash equivalents	(88)	495
Cash and cash equivalents at beginning of the year	1,354	604

Cash and cash equivalents at end of the period	$1,266	$1,099

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	March 31	Dec. 31
(Dollars in millions)	2015	2014
Cash and cash equivalents	$1,266	$1,354
Receivables, net	1,648	1,942
Inventories	2,418	2,496
Other current assets	410	639
Total current assets	5,742	6,431
Property, plant and equipment, net	4,354	4,574
Investments and long-term receivables, net	914	939
Intangible assets, net	202	204
Other assets	332	166

Total assets	$11,544	$12,314

Accounts payable	$1,837	$2,001
Payroll and benefits payable	856	1,003
Short-term debt and current maturities of long-term debt	378	378
Other current liabilities	238	187
Total current liabilities	3,309	3,569
Long-term debt, less unamortized discount	3,124	3,120
Employee benefits	1,033	1,117
Other long-term liabilities	410	708
United States Steel Corporation stockholders' equity	3,667	3,799
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$11,544	$12,314

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

We present EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per diluted share, which are non-GAAP measures, as an additional measurement to enhance the understanding of our operating performance and facilitate a comparison with that of our competitors. EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA and adjusted net earnings (loss) are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended
	March 31	Dec. 31	March 31
(Dollars in millions)	2015	2014	2014
Reconciliation to (loss) earnings before interest and income taxes (EBIT)
Adjusted EBITDA	$110	$534	$288
Loss on shutdown of coke production facilities	(153)	—	—
Loss on deconsolidation of U. S. Steel Canada and other charges	—	(3)	—
Impairment of carbon alloy facilities	—	4	—
EBITDA	(43)	535	288
Depreciation, depletion and amortization expense	(144)	(138)	(166)
EBIT, as reported	$(187)	$397	$122

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS (LOSS)

	Quarter Ended
	March 31	Dec. 31	March 31
(Dollars in millions, except per share amounts)	2015	2014	2014
Reconciliation to net (loss) earnings attributable to United States Steel Corporation
Adjusted net (loss) earnings attributable to United States Steel Corporation	$(10)	$274	$52
Loss on shutdown of coke production facilities	(65)	—	—
Loss on deconsolidation of U. S. Steel Canada and other charges	—	(1)	—
Impairment of carbon alloy facilities	—	2	—
Total Adjustments	(65)	1	—
Net (loss) earnings attributable to United States Steel Corporation, as reported	$(75)	$275	$52

Reconciliation to diluted net (loss) earnings per share
Adjusted diluted net (loss) earnings per share	$(0.07)	$1.82	$0.34
Loss on shutdown of coke production facilities	(0.45)	—	—
Loss on deconsolidation of U. S. Steel Canada and other charges	—	(0.01)	—
Impairment of carbon alloy facilities	—	0.02	—
Total adjustments	(0.45)	0.01	—
Diluted net (loss) earnings per share, as reported	$(0.52)	$1.83	$0.34

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended
	March 31		Dec. 31	March 31
(Dollars in millions)	2015		2014	2014
SEGMENT EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES (EBIT)
Flat-Rolled	$(67)		$247	$85
U. S. Steel Europe	37		34	32
Tubular	1		121	24
Other Businesses	8		18	13

Total Segment EBIT	(21)		420	154
Postretirement benefit expense	(13)		(24)	(32)
Other items not allocated to segments:
Loss on shutdown of coke production facilities	(153)		—	—
Loss on deconsolidation of U. S. Steel Canada and other charges	—		(3)	—
Impairment of carbon alloy facilities	—		4	—

EBIT	$(187)		$397	$122

CAPITAL EXPENDITURES
Flat-Rolled	$132		$103	$55
U. S. Steel Europe	21		16	18
Tubular	16		16	16
Other Businesses	3		2	1

Total	$172	(a)	$137	$90	(a)
(a) Excludes the (decrease) increase in accrued capital expenditures of $(58) million and $18 million for the quarters ended March 31, 2015, and 2014, respectively.

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended
	March 31	Dec. 31	March 31
	2015	2014	2014
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	768	775	761
Flat-Rolled U.S. Facilities ($/net ton) (b)	768	775	774
U. S. Steel Europe ($/net ton)	530	600	710
U. S. Steel Europe (euro/net ton)	471	480	518
Tubular ($/net ton)	1,637	1,625	1,479
Steel Shipments: (a) (c)
Flat-Rolled	2,617	3,015	3,674
Flat-Rolled U.S. Facilities (b)	2,617	3,015	3,115
U. S. Steel Europe	1,264	1,108	1,031
Tubular	220	448	419
Total Steel Shipments	4,101	4,571	5,124

Intersegment Shipments: (c)
Flat-Rolled to Tubular	149	381	435
Raw Steel Production: (c)
Flat-Rolled	2,868	3,664	4,491
Flat-Rolled U.S. Facilities (b)	2,868	3,664	3,893
U. S. Steel Europe	1,283	1,313	1,141
Raw Steel Capability Utilization: (d)
Flat-Rolled	60%	75%	83%
Flat-Rolled U.S. Facilities (e)	60%	75%	81%
U. S. Steel Europe	104%	104%	93%
(a) Excludes intersegment shipments.
(b) Excludes U. S. Steel Canada for all periods presented.
(c) Thousands of net tons.
(d) Based on annual raw steel production capability of 19.4 million net tons for Flat-Rolled and 5.0 million net tons for
U. S. Steel Europe. Prior to the CCAA filing and deconsolidation of U. S. Steel Canada, on September 16, 2014 annual raw steel production capability for Flat-Rolled was 22.0 million net tons.
(e) AISI capability utilization rates include our U.S. facilities (Gary Works, Great Lakes Works, Mon Valley Works, Granite City Works and Fairfield Works).